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                                                                     EXHIBIT 4.9


                OXFORD HEALTH PLANS, INC. STOCK OPTION AGREEMENT

      THIS AGREEMENT, made this 30th day of March, 1998 (the "Effective Date"), by and between Oxford Health Plans, Inc., a Delaware corporation (the "Corporation"), and Marvin P. Rich (the "Executive").

                              W I T N E S S E T H:

      WHEREAS, the Corporation and the Executive have entered into an employment agreement dated as of the date hereof (the "Employment Agreement") pursuant to which the Executive will serve as the Chief Administrative Officer of the Corporation; and

      WHEREAS, the Board of Directors of the Corporation (the "Board") has determined that it is in the best interests of the Corporation to enter into this Agreement.

      NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

      1. GRANT OF OPTION. The Corporation hereby grants to the Executive the right and option (an "Option") to purchase, subject to the vesting provisions of
Section 3, all or any part of an aggregate of 800,000 shares (the "Option Shares") of the Corporation's common stock, par value $.01 per share ("Common Stock"), subject to adjustment as provided in the Oxford Health Plans, Inc. 1991 Stock Option Plan (the "Plan"), at a purchase price per share of $15.375 (the "Option Price"). Except as expressly provided for herein, the Option shall be governed by the provisions of the Plan, a copy of which is attached hereto; provided, however, that the Option Shares shall not be granted under the Plan and shall be separately registered with the Securities and Exchange Commission pursuant to Section 11 below.

      2. TERM OF OPTION. Subject to earlier termination as provided in Section 4, the Option shall expire and cease to be exercisable on March 30, 2003 (the "Termination Date").

      3. VESTING AND EXERCISABILITY.

            (a) Regular Vesting Schedule. Except as otherwise provided herein, the Option Shares shall vest and become exercisable in four equal installments over the four years from the Effective Date as follows:

              Number of Option Shares          Vesting Date
              -----------------------          ------------
                      200,000                 March 30, 1999
                      200,000                 March 30, 2000
                      200,000                 March 30, 2001
                      200,000                 March 30, 2002

Any partial exercise of the Option is limited to the purchase of whole shares of Common Stock.


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            (b) Acceleration of Vesting. In event of a Change of Control (as defined in the Plan) and as otherwise provided in the Employment Agreement, the Options shall become immediately vested and fully exercisable.

      4. TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Compensation Committee, if the Executive's employment with the Corporation or with a subsidiary of the Corporation is terminated, the term of any then outstanding option held by the Executive shall extend for a period ending on the earlier of the date on which such option would otherwise expire or three months after such termination, and such option shall be exercisable to the extent it was exercisable as of such last date of the Executive's employment with the Corporation.

      5. METHOD OF EXERCISING OPTION. Full payment for the shares purchased shall be made at the time of any exercise of this Agreement. The purchase price shall be payable to the Corporation either (i) in United States dollars in cash or by check, bank draft, or postal or express money order, or (ii) through the delivery of shares of Stock of the Corporation owned by the Executive for at least six months prior to the date of exercise having a Fair Market Value on the date of exercise equal to the full purchase price, or (iii) by a combination of
(i) and (ii) above.

      6. ISSUANCE OF SHARES. As promptly as practical after receipt of such written notification of exercise and full payment of the Option Price and any required income tax withholding, the Corporation shall issue or transfer to the Executive the number of Option Shares with respect to which such Option has been exercised (less shares withheld in satisfaction of tax withholding obligations, if any), and, unless otherwise directed by the Executive, shall deliver to the Executive a certificate or certificates therefor, registered in the Executive's name. The Corporation may postpone such delivery until it receives satisfactory proof that the issuance or transfer of such Option Shares will not violate any of the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules.

      7. CORPORATION; EXECUTIVE. (a) The term "Corporation" as used in this Agreement with reference to employment shall include the Corporation and its subsidiaries, as appropriate.

            (b) Whenever the word "Executive" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word "Executive" shall be deemed to include such person or persons.

      8. NON-TRANSFERABILITY. Except as otherwise provided herein, an option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way, other than by will or the laws of descent and distribution, and an option shall be exercisable during the Executive's lifetime only by the Executive or his conservator.


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      9. RIGHTS AS SHAREHOLDER. Neither the Executive nor any transferee of the
Option shall have any of the rights of a shareholder with respect to any Option Shares except to the extent that certificate(s) for such Option Shares shall have been issued upon the exercise of the Option as provided herein, and no adjustment shall be made for cash distributions in respect of such Option Shares for which the record date is prior to the date upon which such Executive or transferee shall become the holder of record thereof.

      10. COMPLIANCE WITH LAW. The Corporation will use its best efforts to obtain all required approvals in connection with the ownership or transferability of the Option Shares acquired upon exercise of the Option. Notwithstanding any of the provisions hereof, the Executive hereby agrees that such Executive shall not exercise the Options, and that the Corporation shall not be obligated to issue or transfer any shares to the Executive hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Executive or the Corporation of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Corporation shall be final, binding and conclusive.

      11. PURCHASE FOR PURPOSE OF INVESTMENT. The Executive hereby represents and warrants that any Option Shares acquired pursuant to the exercise of the Option are acquired for his own account solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). The Executive hereby acknowledges that the Option Shares have not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from the registration requirements of the Securities Act. The Corporation agrees to cause the Option Shares to be registered under the Securities Act as specified in the Employment Agreement. To the extent the Executive is entitled to exercise all or any portion of the Option prior to the date on which the Corporation has agreed to register the securities pursuant to the Employment Agreement, the Executive agrees to the placement on certificates representing any Option Shares acquired pursuant to the exercise of all or any portion of such Option of the following legend (the "Legend"):

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

Upon the registration under the Securities Act of the Option Shares acquired pursuant to the exercise of all or any portion of the Option which has become exercisable as described above, or the delivery by the Executive to the Corporation of an opinion of counsel reasonably satisfactory to the Corporation that the Legend is no longer required under the Securities Act, the Corporation shall immediately issue, in exchange for the certificates containing the Legend, new certificates representing the Option Shares containing only the Additional Legend. The Corporation hereby represents and warrants that the Option Shares, when issued pursuant to the exercise of the


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Option, will be duly and validly issued, fully paid and non-assessable, and the
Executive will have good, valid and marketable title to such Option Shares, free and clear of all liens, security interests, pledges, charges, claims or other encumbrances, whether consensual, statutory or otherwise.

      13. NOTICES. For purposes of this Agreement, all communications provided for in this Agreement shall be in writing and shall be deemed to be duly given when delivered or (unless otherwise specified) mailed by United States

            If, to the Executive:

            Marvin P. Rich
            1323 Ponus Ridge Road
            New Canaan, CT 06840

            If, to the Corporation:

            Oxford Health Plans, Inc.
            800 Connecticut Avenue,
            Norwalk, Connecticut  06854

or to such other address as any party may have furnished to the other in writing in accordance herewith.

            14. BINDING EFFECT. Subject to Section 8 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

            15. NO RIGHT TO PERFORM SERVICES. Neither the granting of this Option, nor the exercise thereof, shall be construed as granting Executive any right to perform services for the Corporation or its subsidiaries. Subject to the terms of the Employment Agreement, the right of the Corporation and its subsidiaries to terminate Executive's services at any time and for any reason, is specifically reserved.

            16. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

            17. ENTIRE AGREEMENT. This Agreement, and the relevant provisions of the Employment Agreement and the Plan, comprise the whole agreement between the parties hereto with respect to the subject matter hereof, and may not be modified or terminated orally.


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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    OXFORD HEALTH PLANS, INC.


                                    By: /s/ FRED NAZEM
                                        -------------------------------
                                    Name: Fred Nazem
                                    Title: Chairman


                                        /s/ MARVIN P. RICH
                                    -----------------------------------
                                    Marvin P. Rich


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